UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2021

Shoals Technologies Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39942	85-3774438
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(I.R.S. Employer Identification No.)

1400 Shoals Way
Portland, Tennessee 37148
(Address of principal executive offices, including zip code)

(505) 881-7567
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 Par Value	SHLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 15, 2021, Shoals Technologies Group, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2020. In the press release, the Company also announced that it would be holding a conference call on March 15, 2021 to discuss its financial results for the quarter and year ended December 31, 2020. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The transcript of the conference call is attached hereto as Exhibit 99.2 to this Form 8-K.

The information set forth in this Item 2.02, including Exhibit 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2021, the Board of Directors of the Company increased the size of the Board from eight to ten directors and filled the existing and newly created vacancies by appointing, effective March 22, 2021, (i) Lori Sundberg as a Class II director, with a term expiring at the Company’s annual meeting of stockholders in 2023, (ii) Toni Volpe as a Class I director, with a term expiring at the Company’s annual meeting of stockholders in 2022 and (iii) Ty Daul as a Class I director, with a term expiring at the Company’s annual meeting of stockholders in 2022 (Ms. Sundberg, Mr. Volpe and Mr. Daul are collectively referred to as the “New Directors”). The Board also appointed Ms. Sundberg to be the chair of the Compensation Committee of the Board (the “Compensation Committee”) and a member of the Nominating and Governance Committee (the “Nominating and Governance Committee”) of the Board, effective March 22, 2021, and concurrent with such appointments Peter Wilver will cease to be a member of the Compensation Committee and Peter Jonna will cease to be a member of the Nominating and Governance Committee. The Board also appointed Mr. Volpe and Mr. Daul to be members of the Audit Committee of the Board (the “Audit Committee”), effective March 22, 2021, and concurrent with such appointment Brad Forth and Jason Lee will cease to be members of the Audit Committee. The Board has determined that the New Directors are independent for purposes of serving on the Board under the applicable rules of the Securities and Exchange Commission (the “SEC”) and Nasdaq.

Ms. Sundberg is Executive Vice President and Chief Human Resources Officer for Western Digital Corporation, leading key global human resources initiatives and people strategies. Ms. Sundberg has more than 30 years of experience in developing and aligning HR strategy with business needs. She has led large corporate initiatives focused on culture, organization effectiveness, diversity, leadership development, merger and acquisition, and total rewards. Before joining Western Digital, she served as SVP, Global Human Resources at Jacobs, a global provider of technical, professional and construction services. Sundberg has also served as SVP, Human Resources and Ethics at Arizona Public Services Company, the largest electric utility in Arizona, and advanced through a series of HR leadership roles at American Express. Ms. Sundberg holds a Bachelor of Science degree in Business Management from Brigham Young University.

Mr. Volpe is Chief Executive Officer and Board Member of Falck Renewables S.p.A., a global leader in the development, design, construction and management of renewable energy plants and infrastructure. Under his leadership, the company expanded geographically in Europe and the U.S. with growth in wind and solar energy, and into the energy flexibility and efficiency sectors in Italy, implementing a significant investment plan in both digital and physical assets. Prior to Falck Renewables, Mr. Volpe served in various senior leadership positions at Enel Green Power (EGP). As President and Chief Executive Officer of EGP North America, Mr. Volpe led the company’s portfolio diversification geothermal, solar, mini-hydro, wind, and biomass, and built pipelines of projects in various technologies. Substantial growth in installed capacity and gross margin allowed EGP NA to become a leading owner and operator of renewable energy plants in the United States and Canada. He graduated magna cum laude in Management, Economics and Industrial Engineering, at Polytechnic of Milan and obtained his MBA from Columbia Business School.

Mr. Daul is Chief Executive Officer and a member of the Board of Directors of Primergy Solar, a developer, owner and operator of both distributed and utility scale solar PV and energy storage projects across North America. Prior to Primergy, Mr. Daul served as Vice President of Canadian Solar’s energy project development business throughout North and South America and was President of Recurrent Energy Group, a wholly owned subsidiary of Canadian Solar that functions as the company’s U.S. project development arm. In addition, Mr. Daul served on the Board of 8point3 Energy Partners, the SunPower-First Solar publicly traded Yieldco. Prior to joining SunPower, he co-founded Element Power in 2009 and oversaw the company’s wind and solar businesses in the Americas for five years. With more than three decades of experience in the power generation industry, Mr. Daul has been integrally involved in more than 8 GW of operating renewable projects representing well over $11 billion of total investment. A seasoned leader with an ability to execute complex transactions across diverse technologies and teams, Ty’s energy industry experience also includes seven years at PPM Energy/Iberdrola Renewables, Entergy and Newport Generation. He was on the Board of Directors of the Solar Energy Industries Association for nearly three years and served on the Wind Solar Alliance Board for more than seven years. He earned a B.S. in mechanical engineering from the University of Washington and an MBA from Texas A&M University.

The New Directors will be compensated and reimbursed in accordance with the Company’s existing policies with respect to directors and committee members. The Company will enter into indemnification agreements with each of the New Directors in connection with their appointment to the Board. The indemnification agreements will be substantially the same form as the indemnification agreement for the other directors of the Company that was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 30, 2020. There are no other transactions with the New Directors which would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Shoals Technologies Group, Inc. dated March 15, 2021
99.2	Earnings release transcript dated March 15, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shoals Technologies Group, Inc.

By:	/s/ Jason Whitaker
	Name:	Jason Whitaker
	Title:	Chief Executive Officer

Date: March 16, 2021